QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-54937, 33-63133, 33-15871, 333-36601, 333-45245, 333-77559, 333-64279, 333-35124, 333-42446, 333-59162, 333-61742 and 333-100978) of Integrated Device Technology, Inc. of our report dated April 18, 2003, except for Note 16 which is as of June 11, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 19, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS